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                                                                     Exhibit 5.2

                    [Letterhead of Playboy Enterprises, Inc.]



                                                     August 13, 2003


Playboy Gaming Nevada, Inc.
Playboy of Lyons, Inc.
Spice Productions, Inc.
Telecom International, Inc.
c/o Playboy Enterprises, Inc.
680 North Lake Shore Drive
Chicago, Illinois 60611

                     Re:    PEI Holdings, Inc.
                            11% Senior Secured Notes due 2010
                            Registration Statement on Form S-4
                            ----------------------------------

Ladies and Gentlemen:

       I am Executive Vice President, Law and Administration, General Counsel and Secretary of Playboy Enterprises, Inc., a Delaware corporation (the "Company") of which Playboy Gaming Nevada, Inc., a Nevada corporation, Playboy of Lyons, Inc., a Wisconsin corporation, Spice Productions, Inc., a Nevada corporation, and Telecom International, Inc., a Florida corporation, are indirect wholly owned subsidiaries (which subsidiaries are referred to hereinafter as the "Covered Subsidiaries"), and have acted as counsel to the Company and its subsidiaries in connection with the public offering of up to $115,000,000 aggregate principal amount of the 11% Senior Secured Notes due 2010 (the "Exchange Notes") of PEI Holdings, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (the "Issuer"), and guarantees thereof (the "Guarantees") by certain subsidiaries of the Issuer, including the Covered Subsidiaries. The Exchange Notes and the Guarantees are to be issued under the Indenture, dated as of March 11, 2003 (the "Indenture"), between the Company, the guarantors party thereto and Bank One, N.A., as Trustee (the "Trustee"), as amended by the Supplemental Indenture, dated as of July 22, 2003, among the Company, Andrita Studios, Inc., a California corporation ("Andrita"), and the Trustee (the "Supplemental Indenture"), pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Issuer's issued and outstanding 11% Senior Secured Notes due 2010 (the "Original Notes"), as contemplated by the Registration Rights Agreement, dated as of March 11, 2003 (the "Registration Rights Agreement"), by and among the Issuer, the

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Company, the subsidiary guarantors listed on the signature pages thereof, Banc of America Securities LLC and Lazard Freres & Co. LLC.

       This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

       In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed, I have assumed that all parties thereto, other than the Covered Subsidiaries, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent I have opined on such matters below with respect to the Guarantees, that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Covered Subsidiaries and others.

       In rendering the opinion set forth herein, I have examined and relied on originals or copies of the following:

              (a) the Registration Statement on Form S-4 with respect to the Exchange Notes and the Guarantees (File Nos. 333-105386, 333-105386-01 through -49 and 333-105386-51) as filed with the Securities and Exchange Commission (the "Commission") on May 19, 2003, Amendment No. 1 thereto, filed with the Commission on July 2, 2003, Amendment No. 2 thereto, filed with the Commission on July 25, 2003, and Amendment No. 3 thereto, filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement");

              (b)    an executed copy of the Registration Rights Agreement;

              (c)    an executed copy of the Indenture;

              (d)    an executed copy of the Supplemental Indenture;

              (e) the articles of incorporation and bylaws of each of the Covered Subsidiaries;

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              (f)    certain resolutions adopted by the board of directors of
                     each of the Covered Subsidiaries relating to the Exchange Offer, guarantees of the Original Notes, the Guarantees, the Indenture and related matters;

              (g) the Statement of Eligibility of Bank One, National Association to act as trustee under the Indenture, filed with the Commission on July 25, 2003 as Exhibit 25 to the Registration Statement; and

              (h)    the form of the Exchange Notes.

       I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Covered Subsidiaries and such agreements of the Covered Subsidiaries, certificates and receipts of public officials, certificates of officers or other representatives of the Covered Subsidiaries and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

       My opinion set forth herein is limited to (i) the Florida Business Corporation Act, (ii) chapter 78 of the Nevada Revised Statutes, (iii) the Wisconsin business corporation law and (iv) the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer ("Opined on Law"). I do not express any opinion as to the laws of any other jurisdiction other than the Opined on Law or as to the effect of any such non opined law on the opinion herein stated. I have relied as to matters of New York law on the opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois) of even date herewith and to be filed as Exhibit 5.1 to the Registration Statement.

       Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that, with respect to each Covered Subsidiary, the Guarantee of such Covered Subsidiary has been duly and validly authorized by such Covered Subsidiary and, when the Exchange Notes (in the form examined by me) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance wit the terms of the Exchange Offer, such Guarantee will constitute the valid and binding obligations of such Covered Subsidiary, enforceable against such Covered Subsidiary in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).


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       I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                  Very truly yours,


                                  /s/ Howard Shapiro

                                  Howard Shapiro
                                  Executive Vice President, Law and
                                    Administration, General Counsel
                                    and Secretary